Exhibit 4.12

SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT

Reference is made to that certain Revolving Credit Agreement dated as of February 11, 2011 among Noble Corporation, a Cayman Islands exempted company limited by shares (“Company”), Wells Fargo Bank, National Association, as Administrative Agent and Swingline Lender, the Issuing Banks party thereto, and the Lenders from time to time party thereto, as amended by that certain First Amendment to Revolving Credit Agreement dated as of March 11, 2011 (as so amended, the “Credit Agreement”). Capitalized terms which are defined in the Credit Agreement and which are used in this Second Amendment to Revolving Credit Agreement (this “Amendment”) shall have the meanings given them in the Credit Agreement.

Company, Administrative Agent and Lenders desire to delete all specific references to “Kroner” and “Singapore Dollars” in the Credit Agreement and, in consideration of the premises and the mutual covenants and agreements contained herein and in the Credit Agreement, in consideration of the Loans which may hereafter be made by Lenders to Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby amend the Credit Agreement as follows:

(a) The definitions of “Kroner” and “Singapore Dollars” in Section 1.1 of the Credit Agreement are hereby deleted in their entireties.

(b) The definition of “Borrowing Multiple” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Borrowing Multiple” means, for any Loan, (i) in the case of a Borrowing denominated in Dollars, $100,000, (ii) in the case of a Borrowing denominated in Euros, E100,000, (iii) in the case of a Borrowing denominated in Pounds, £50,000, (iv) in the case of a Borrowing denominated in Canadian Dollars, 150,000 Canadian Dollars, and (v) in the case of a Borrowing denominated in Australian Dollars, 150,000 Australian Dollars.

(c) The definition of “Business Day” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Business Day” means any day other than a Saturday or Sunday on which banks are not authorized or required to close in New York, New York and, if the applicable Business Day relates to the advance or continuation of, conversion into, or payment on a Eurocurrency Borrowing (i) in a currency other than Euros, on which banks are dealing in Dollar, Pound, Australian Dollar or Canadian Dollar deposits, as applicable, in the applicable interbank eurocurrency market in London, England, and in the country of issue of the applicable currency, and (ii) in Euros, on which the TARGET payment system is open for the settlement of payments in Euros.

(d) The definition of “Specified Currency” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Specified Currency” means each of the following currencies: Australian Dollars, or other major currency as may be requested by the Company and agreed to by the Administrative Agent and each Lender in its sole discretion, provided that such requested currency is a lawful currency that is readily available and freely transferable and convertible into Dollars.

(e) The text “Euros, Australian Dollars, Canadian Dollars, Singapore Dollars, Pounds or Kroner” in Section 2.2 of the Credit Agreement is hereby amended to read “Euros, Australian Dollars, Canadian Dollars or Pounds”.

(f) The text “Pounds or Kroners” in each place where it appears in Section 10.18 of the Credit Agreement is hereby amended to read “Pounds”.

(g) The text “or Norway” in Section 10.18 of the Credit Agreement is hereby deleted in its entirety.

(h) The text “Australian Dollars, Canadian Dollars, Singapore Dollars or Kroner” and “Australian Dollars, Canadian Dollars, Singapore Dollars, or Kroner” in each place where such text appears in the Credit Agreement is hereby amended to read “Australian Dollars or Canadian Dollars”.

(i) The text “Australian Dollars, Canadian Dollars, Singapore Dollars and Kroner” in each place where such text appears in the Credit Agreement is hereby amended to read “Australian Dollars and Canadian Dollars”.

(j) The text “Australian Dollars, Canadian Dollars, Singapore Dollars and/or Kroner” in each place where such text appears in the Credit Agreement is hereby amended to read “Australian Dollars and/or Canadian Dollars”.

The Credit Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Credit Document shall be deemed to be a reference to the Credit Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Agreement or any other Credit Document nor constitute a waiver of any provision of the Agreement or any other Credit Document.

This Amendment is a Credit Document, and all provisions in the Credit Agreement pertaining to Credit Documents apply hereto and thereto. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

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IN WITNESS WHEREOF, this Amendment is executed and effective as of January 11, 2013.

NOBLE CORPORATION, a Cayman Islands exempted company limited by shares, as Borrower

By:	/s/ Alan R. Hay
Name:	Alan R. Hay
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,as Administrative Agent and a Lender

By:	/s/ T. Alan Smith
Name:	T. Alan Smith
Title:	Managing Director

BARCLAYS BANK PLC, Lender

By:	/s/ May Huang
Name:	May Huang
Title:	Assistant Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, Lender

By:	/s/ Mercedes Ahumada
Name:	Mercedes Ahumada
Title:	Vice President

BNP PARIBAS, Lender

By:	/s/ Sandrine Bergeroo-Campagne
Name:	Sandrine Bergeroo Campagne
Title:	Head of Offshore

By:	/s/ Paul Barnes
Name:	Paul Barnes
Title:	Managing Director

DNB BANK ASA, Lender

By:	/s/ Barbara Gronquist
Name:	Barbara Gronquist
Title:	Senior Vice President

By:	/s/ Florianne Robin
Name:	Florianne Robin
Title:	Vice President

SUNTRUST BANK, Lender

By:	/s/ Shannon Juhan
Name:	Shannon Juhan
Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., Lender

By:	/s/ Maria Ferradas
Name:	Maria Ferradas
Title:	Vice President

BANK OF AMERICA, N.A., Lender

By:	/s/ Joseph Scott
Name:	Joseph Scott
Title:	Director

CITIBANK, N.A., Lender

By:	/s/ James Reilly
Name:	James Reilly
Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, Lender

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Vice President

By:	/s/ Wei-Jen Yuan
Name:	Wei-Jen Yuan
Title:	Associate

DEUTSCHE BANK AG NEW YORK BRANCH, Lender

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

By:	/s/ Heidi Sandquist
Name:	Heidi Sandquist
Title:	Director

GOLDMAN SACHS BANK USA, Lender

By:	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory

LLOYDS TSB BANK PLC, Lender

By:	/s/ Stephen Giacolone
Name:	Stephen Giacolone
Title:	Assistant Vice President—G011

By:	/s/ Dennis McClellan
Name:	Dennis McClellan
Title:	Assistant Vice President—M040

STANDARD CHARTERED BANK, Lender

By:	/s/ Johanna Minaya
Name:	Johanna Minaya
Title:	Associate Director

By:	/s/ Robert Reddington
Name:	Robert Reddington
Title:	Credit Documentation Manager Credit Documentation Unit WB Legal-Americas

CONSENT AND AGREEMENT

Each undersigned Guarantor hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms its Guaranty of the Obligations, (iii) agrees that all of its respective obligations and covenants under such Guaranty shall remain unimpaired by the execution and delivery of this Amendment, and (iv) agrees that such Guaranty shall remain in full force and effect.

NOBLE DRILLING CORPORATION

By:	/s/ Dennis J. Lubojacky
Name: Dennis J. Lubojacky
Title: President

NOBLE HOLDING INTERNATIONAL LIMITED

By:	/s/ Alan R. Hay
Name: Alan R. Hay
Title: Director